UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 16, 2008
Valeant Pharmaceuticals International
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of	1-11397 (Commission File Number)	33-0628076 (IRS Employer Identification No.)
Incorporation)
One Enterprise
Aliso Viejo, California (92656)
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 461-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 17, 2008, Valeant Pharmaceuticals International (the “Company”) announced that it had entered into an Agreement and Plan of Merger dated as of September 16, 2008 (the “Merger Agreement”) with Coria Laboratories, Ltd. (“Coria”), the shareholders of Coria, and CL Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company. Under the terms of the Merger Agreement, the Company will pay $95,000,000 at closing, subject to certain adjustments, and the Company will acquire Coria.
The consummation of the merger is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.
Item 7.01. Regulation FD Disclosure.
          On September 17, 2008, the Company issued a press release related to its agreement to acquire Coria. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
          The information in Item 7.01 of this Current Report in Form 8-K, including the Exhibit 99.1 will not be treated as “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Item 7.01 of this report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press Release of Valeant Pharmaceuticals International, dated September 17, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeant Pharmaceuticals International
	By:	/s/ Steve T. Min
Steve T. Min
Executive Vice President and General Counsel

Dated: September 17, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Valeant Pharmaceuticals International, dated September 17, 2008.